[Asta Funding, Inc. LOGO)

                                                                    Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE
CONTACT:
                                           Stephen D. Axelrod, CFA
Mitchell Cohen, CFO                        Alisa D. Steinberg (Media)
ASTA FUNDING, INC.                         WOLFE AXELROD WEINBERGER ASSOC. LLC
(201) 567-5648                             (212) 370-4500; (212) 370-4505 (Fax)
                                           steve@wolfeaxelrod.com
                                           alisa@wolfeaxelrod.com

 ASTA FUNDING ANNOUNCES RECORD FOURTH QUARTER AND FISCAL YEAR FINANCIAL RESULTS

ENGLEWOOD CLIFFS, NJ, DECEMBER 14, 2006 -- ASTA FUNDING, INC., (NASDAQ: ASFI), A LEADING CONSUMER RECEIVABLE ASSET MANAGEMENT AND LIQUIDATION COMPANY, today reported record results for the fourth quarter and fiscal year ending September 30, 2006.

Net income for the fourth quarter ended September 30, 2006, rose 50.7% to a record $13.6 million or $0.93 per diluted share, from $9.0 million or $0.62 per diluted share, in the same prior year period. Finance income for the fourth quarter ended September 30, 2006 was $29.8 million, a 49.5% increase compared to finance income of $20.0 million for the fourth quarter ended September 30, 2005.

Net income for the year ended September 30, 2006, rose 47.7% to $45.8 million or $3.13 per diluted share, from $31.0 million, or $2.15 per diluted share, in the same prior year period. Finance income for the year ended September 30, 2006, was $101.0 million, an increase of 45.4% compared to finance income of $69.5 million for the year ended September 30, 2005.

Mr. Gary Stern, President and Chief Executive Officer of Asta Funding, stated, "We are extremely pleased to report record quarter and fiscal year results. Our performance reflects the success of our business model, although this quarter and year were aided by certain factors, principally collections and sales significantly in excess of amounts previously estimated. Fiscal 2006 included $159.4 million in net cash collections from collection of consumer receivables acquired for liquidation, up 53.0% from $104.2 million in the year ago period. Net cash collections represented by account sales of consumer receivables acquired for liquidation were $55.0 million, down from $64.7 million for the year ended September 30, 2005. Collections represented by account sales as a percentage of total collections were 25.7% for fiscal 2006, down from 38.3% in the prior year. Stockholders' equity continues to improve, with the book value rising 25.5% to $13.40 per share at the end of the fiscal year, up from a book value of $10.68 per share the same time last year. Return on average stockholders' equity for fiscal 2006 was 27.8%."

--------------------------------------------------------------------------------
                  210 Sylvan Avenue, Englewood Cliffs, NJ 07632
                       (201) 567-5648, (201) 567-2203 fax

Mr. Stern added, "The Company also acquired approximately $5.2 billion in face value receivables, the highest level in the Company's history, at a purchase price of $200.2.million. This is a major accomplishment given the continued pricing pressures that still face our industry. Although pricing remains at traditionally higher levels, Asta has been successful in finding suitable purchases for our investors through various methods, including the utilization of our network of long-term relationships. The challenge of finding suitable purchases will be more intense in 2007, as our growth is reliant on purchasing ever increasing dollar amounts of accounts in a difficult market."

Mr. Stern concluded, "We are very satisfied with the portfolio performance for fiscal 2006 and believe our purchases during the year will continue to return excellent results to shareholders. That being said, given the fact that we are reliant for growth on purchasing portfolios in a very competitive environment, and given that collections were better than our historical levels in 2006, we anticipate that the first quarter results of fiscal 2007 may not be as good as the fourth quarter of 2006, although we believe they should be similar or better than those reported in the first quarter of fiscal 2006."

ASTA FUNDING WILL CONDUCT A TELECONFERENCE TODAY AT 11:00 A.M. EST. TO PARTICIPATE IN THE CONFERENCE CALL PLEASE DIAL USA/CANADA (888) 693-0944, INTERNATIONAL (706) 679-0662 ABOUT 5 -10 MINUTES PRIOR TO 11:00 AM EST. PLEASE REFER TO THE ASTA FUNDING EARNINGS TELECONFERENCE ID # 3820323. A RECORDING OF THE CONFERENCE CALL WILL BE AVAILABLE FROM 2:00 PM EST DECEMBER 14TH THROUGH DECEMBER 21ST, BY DIALING USA/CANADA (800) 642-1687, INTERNATIONAL (706) 645-9291, CONFERENCE ID # 3820323.

                         -------------------------------


Based in Englewood Cliffs, NJ, ASTA FUNDING, INC., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.




Except for historical information contained herein, the matters set forth in this news release, including any statement about the first quarter of fiscal 2007, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.'s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.'s Form 10-K/A for the fiscal year ended September 30, 2005, and those described from time to time in Asta Funding, Inc.'s other filings with the Securities and Exchange Commission, news releases and other communications, including that Asta may not be able to purchase consumer receivable portfolios at favorable prices or on sufficiently favorable terms or at all. Asta Funding, Inc.'s reports with the Securities and Exchange Commission are available free of charge through its website at http://www.astafunding.com.

                                                  - FINANCIAL TABLES TO FOLLOW -

                               ASTA FUNDING, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA

                                                             Three Months Ended                       Year Ended
                                                                September 30,                        September 30,
                                                           2006               2005               2006                 2005
                                                      ------------        ------------        ------------        ------------
Revenues:
Finance Income                                        $ 29,845,000        $ 19,959,000        $101,024,000        $ 69,479,000
Other Income                                                69,000                  --             405,000                  --
Equity in earnings of venture                              550,000                  --             550,000                  --
                                                      ------------        ------------        ------------        ------------
                                                        30,464,000          19,959,000         101,979,000          69,479,000

General and administrative expenses                      4,776,000           4,218,000          18,268,000          15,340,000

Interest expense                                         1,427,000             438,000           4,641,000           1,853,000

Impairments                                              1,570,000                  --           2,245,000                  --
                                                      ------------        ------------        ------------        ------------
                                                         7,773,000           4,656,000          25,154,000          17,193,000
                                                      ------------        ------------        ------------        ------------

Income before provision for income taxes                22,691,000          15,303,000          76,825,000          52,286,000

Provision for income taxes                               9,121,000           6,299,000          31,060,000          21,290,000
                                                      ------------        ------------        ------------        ------------
NET INCOME                                            $ 13,570,000        $  9,004,000        $ 45,765,000        $ 30,996,000
                                                      ============        ============        ============        ============
Basic net income per share                            $       0.99        $       0.66        $       3.36        $       2.29
                                                      ============        ============        ============        ============
DILUTED NET INCOME PER SHARE                          $       0.93        $       0.62        $       3.13        $       2.15
                                                      ============        ============        ============        ============
WEIGHTED AVERAGE SHARES:
    BASIC                                               13,713,048          13,581,086          13,637,406          13,543,580
    DILUTED                                             14,642,704          14,487,527          14,615,148          14,410,275


                                                                        - MORE -

                       ASTA FUNDING, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET DATA

                                                                                           SEPTEMBER 30,
                                                                                      2006               2005
                                                                                  ------------        ------------
ASSETS
   Cash and cash equivalents                                                      $  7,826,000        $  4,059,000
   Consumer receivables acquired for liquidation (at net realizable value)         257,275,000         172,727,000
   Due from third party collection agencies and attorneys                            3,062,000           1,425,000
    Investment in venture                                                            5,965,000                  --
    Furniture and equipment (net of accumulated depreciation of $1,769,000
      in 2006 and $1,426,000 in 2005)                                                1,101,000             989,000
   Deferred income taxes                                                             7,577,000                  --
   Other assets                                                                      5,034,000             838,000
                                                                                  ------------        ------------
                                                                                  $287,840,000        $180,038,000
                                                                                  ============        ============

LIABILITIES
   Advances under line of credit                                                  $ 82,811,000        $ 29,285,000
   Other liabilities                                                                 4,338,000           3,704,000
   Dividends payable                                                                 6,052,000             476,000
   Income taxes payable                                                             10,377,000           1,243,000
   Deferred income taxes                                                                    --             153,000
                                                                                  ------------        ------------
        Total liabilities                                                          103,578,000          34,861,000
                                                                                  ------------        ------------

Commitments

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value; authorized 5,000,000;
    issued - none
Common stock, $.01 par value, authorized 30,000,000 shares, issued
   and outstanding 13,755,157 shares in 2006 and 13,595,324 in 2005                    138,000             136,000
Additional paid-in capital                                                          61,803,000          60,798,000
Retained earnings                                                                  122,321,000          84,243,000
                                                                                  ------------        ------------
        Total stockholders' equity                                                 184,262,000         145,177,000
                                                                                  ------------        ------------
                                                                                  $287,840,000        $180,038,000
                                                                                  ============        ============

                                       ###